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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30344 and 333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover
Compressor Company of our report dated April 16, 2002, except as to Notes 21 and 22 to the consolidated financial statements, which are as of November 18, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 21, 2002